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                                                                    Exhibit 10.8

                          EXECUTIVE EMPLOYMENT CONTRACT

             THIS AGREEMENT is dated effective as of June 15, 1998.

BETWEEN:

                          GULF CANADA RESOURCES LIMITED
                     (hereinafter called the "Corporation")

                                                               OF THE FIRST PART

                                     - and -



                                 HENRY W. SYKES,
                         OF THE CITY OF CALGARY, CANADA
                      (hereinafter called the "Executive")

                                                              OF THE SECOND PART

WHEREAS

         (a) The Executive is considered by the Board of Directors of the Corporation to have outstanding and special skills and abilities and an extensive background in and knowledge of the Corporation's business and the industry in which it is engaged and to be well-suited to the position of Senior Vice President, Business Development and General Counsel of the Corporation;

         (b) The Board of Directors recognizes that it is essential and in the best interests of the Corporation to attract and retain the dedication of the Executive to his office and employment and that the service of the Executive to the Corporation requires that the Executive receive fair treatment, particularly in the event of an actual or constructive termination of his employment with the Corporation;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained and in consideration of the Executive remaining in office and in the employment of the Corporation at the present time and throughout the period of material change of ownership or organization of the Corporation, it is hereby agreed as follows:


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1.       DEFINITIONS

         In this Agreement:

         (a)      "affiliate" means:

                  (i) one body corporate is an affiliate of another body corporate if one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is under the control of the same person; and

                  (ii) two bodies corporate that are an affiliate of the same body corporate at the same time are affiliates of each other.

         (b) "associate" has the meaning ascribed to that term in the Canada Business Corporations Act.

         (c) "change of control" means or shall be deemed to have occurred if and when:

                  (i) the acquisition, by whatever means (including without limitation, amalgamation, consolidation, liquidation, arrangement or merger), by a person (or two or more persons who in such acquisition have acted jointly or in concert or intend to exercise jointly or in concert any voting rights attaching to the securities acquired), directly or indirectly, of the beneficial ownership of such number of voting securities or rights to voting securities of the Corporation, which together with such person's then owned voting securities and rights to voting securities, if any, represent (assuming the full exercise of such rights to voting securities) more than 20% of the combined voting power of the Corporation's then outstanding voting securities, together with the voting securities acquired and such person's previously owned rights to voting securities; or

                  (ii) individuals who were members of the Board of Directors of the Corporation immediately prior to a meeting of the shareholders of the Corporation involving a contest for or on an item of business relating to the election of directors shall not constitute a majority of the Board of Directors following such election.

         (d) "Compensation Committee" means the Committee of the Board of Directors of the Corporation from time to time appointed to fix the remuneration of executives of the Corporation or, if such Committee has not been appointed, means the Board of Directors of the Corporation.

         (e) "confidential information" means information, processes, know-how, data, trade secrets, techniques, knowledge and other confidential information not generally


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                  known to the public relating to or connected with the business or corporate affairs and operations of the Corporation and its affiliates.

         (f) "constructive dismissal" means, unless consented to by the Executive in writing, any action by the Corporation which constitutes constructive dismissal of the Executive, including, without limiting the generality of the foregoing:

                  (i) any material reduction in the Executive's office, titles, positions, duties, responsibilities, powers or reporting relationships;

                  (ii)     any reduction in the annual salary of the Executive;

                  (iii) a requirement to relocate to another province, state or country; and

                  (iv) any material reduction in the value of the Executive's employee benefits plans and programmes, including, without limiting the generality of the foregoing, bonus arrangements.

         (g) "control" has the meaning ascribed to that term in the Canada Business Corporations Act.

         (h) "executive superannuation undertakings" refers, for purposes of section 2.6(c) of this Agreement, to a commitment given by the Corporation in recognition of the fact that the retirement benefits under the registered pension plans of the Corporation and its affiliates are subject to a maximum pension limitation as fixed from time to time under the Income Tax Act (Canada) and the rules and regulations promulgated by Revenue Canada, Taxation, from time to time thereunder. To the extent that this limitation applies with respect to the registered pension plans of the corporation or its affiliates for service prior to January 1, 1996, the Corporation has undertaken to pay a supplemental retirement allowance sufficient to provide the Executive with an annual pension equal to the annual pension to which the Executive would be entitled under the registered pension plans of the Corporation and its affiliates if such limitation did not apply to such plans. For service from January 1, 1996 onwards, once the Revenue Canada contribution limit has been reached contributions of the same amount as required under the pension plan will be paid to the Executive semi-monthly.

         (i) "person" shall have the meaning ascribed to it in the Canada Business Corporations Act.

         (j) "subsidiary" of a corporation means, at any time, a corporation of which the Corporation has control at that time, whether directly or indirectly through one or more subsidiaries.


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2.       EMPLOYMENT

2.1      Position, Duties and Responsibilities of Executive

         The Executive shall have such responsibilities and powers as the Board of Directors of the Corporation or the by-laws of the Corporation or the Executive's superiors may from time to time prescribe. Except as expressly approved by the Board, the Executive shall devote the whole of his time to the Executive's duties hereunder and shall use his best efforts to promote the interests of the Corporation. As of the effective date of this Agreement, the Board of Directors of the Corporation has agreed to allow the Executive to retain his position as a Director of Equitorial Energy Inc. on the condition that there is no conflict of interest with his role and responsibilities towards the Corporation. The Executive shall, during the term of this Agreement:

         (a) perform such managerial duties and responsibilities for the Corporation as may be assigned to him by the Chief Executive Officer and by the Board of the Directors of the Corporation, and at no additional remuneration, shall serve in such other comparable positions with affiliates and associates of the Corporation as the Board of Directors of the Corporation may from time to time determine, and

         (b) accept such office or offices to which he may be elected or appointed by the Chief Executive Officer of by the Board of Directors of the Corporation in addition to those of Senior Vice President, Business Development and General Counsel of the Corporation, provided that the performance of the duties of such offices shall be consistent with the scope of the duties assigned in accordance with or as provided for in section 2.1(a) above.

2.2      Term of Agreement

         The Term of this Agreement shall commence on the date hereof, and shall continue in effect to and including the earlier of:

         (a) the date of voluntary retirement of the Executive in accordance with the retirement policies established for senior employees of the Corporation; or

         (b) the voluntary resignation of the Executive other than a voluntary resignation pursuant to section 2.6(b)(ii) or section 2.6(b) (iii) hereof.

2.3      Termination of Agreement upon Disability of Executive

         If at the end of any month the Executive is and has been for a period of more than twelve (12) consecutive months unable to perform the duties specified pursuant to this Agreement in the normal and regular manner due to mental or physical disability, this Agreement


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may be terminated by the Corporation on 30 days notice. Notwithstanding anything contained in this Section 2.3, the Executive shall be entitled to all benefits provided under the disability and pension plans of the Corporation or its affiliates applicable to the Executive at the date of this Agreement.

2.4      Termination of Agreement upon Death of Executive

         If the Executive dies, this Agreement shall be terminated immediately on the date of the Executive's death. Provided that the Executive is insurable at reasonable premium rates, the Corporation shall cause to be obtained and maintained during the term of this Agreement a life insurance policy naming beneficiaries specified by the Executive, which life insurance policy shall provide a lump sum payment of not less than two times the Executive's salary to such beneficiaries in the event that the Executive dies during the term of this Agreement. This insurance policy shall be in addition to and not in substitution for any insurance policies provided to the Executive under the Corporation's benefit plans and programmes.

2.5      Termination of Agreement by the Corporation for Cause

         The Corporation may terminate this Agreement at any time without notice in the event the Executive shall be convicted of a criminal act, or for other sufficient cause, pursuant to written notice setting forth particulars of such cause.

2.6      Severance Entitlement upon Termination of Employment of the Executive

         (a) The provisions of sub-section 2.6(c) shall not apply to, and the Executive shall not be entitled to receive any severance payments or other benefits as provided for in this Agreement as a result of any circumstance where the termination of the Executive's employment arises from the occurrence of any event described in any of sections 2.2, 2.3, 2.4 or 2.5 hereof.

         (b) The provisions of sub-section 2.6(c) shall, except as specifically provided in sub-section 2.6(a) hereof, apply in all circumstances where the Executive's employment with the Corporation terminates, including, without limiting the generality of the foregoing, any of the following circumstances:

                  (i) where the Corporation terminates the employment of the Executive for any reason other than for cause; or,

                  (ii) where the Executive, by notice in writing to the Corporation, terminates his employment with the Corporation within ninety (90) days following constructive dismissal of the Executive.


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                  (iii)    where the Executive, by notice in writing to the
                           Corporation, terminates his employment with the Corporation within ninety (90) days following a change of control of the Corporation as described in section 1(c)(i).

         (c) In the event of the termination of the Executive's employment as provided in sub-section 2.6(b) hereof, the following provisions shall apply:

                  (i) the Executive shall be entitled to receive and the Corporation shall forthwith pay to the Executive, a retiring allowance (hereinafter called the "Retiring Allowance") in an undiscounted cash amount equal to one (1) month's base salary, inclusive of the foreign service supplement, multiplied by the number of years of service of the Executive with the Corporation subject to a minimum entitlement and payment equal to twenty-four (24) months' base salary and a maximum entitlement and payment equal to thirty (30) months' base salary;

                  (ii) in addition, the Executive shall be entitled to receive and the Corporation shall forthwith pay to the Executive an undiscounted cash amount equal to the value to the Executive of all those benefits plans and programmes provided by the Corporation to its regular employees resident in Canada and listed in Schedule "B" as they currently exist attached hereto for a period of time equal to one (1) month for every year of service of the Executive with the Corporation at the time of termination with a minimum entitlement and payment equal to twenty-four (24) months of benefits value and a maximum entitlement and payment equal to thirty (30) months of benefits value. All amounts payable under this sub-section 2(c)(ii) shall be determined by a Fellow of the Canadian Institute of Actuaries acceptable to the Corporation and the Executive;

                  (iii) In addition, the Executive shall be entitled to receive and the Corporation shall forthwith pay an undiscounted amount equal to the product obtained by multiplying by two (2) the Executive's target bonus under the Corporation's total compensation plan or such other plan that may have replaced the total compensation plan for the year in which the Executive's employment is terminated;

                  (iv) the Executive shall also be entitled to receive on termination the normal and any supplementary pension benefits in effect on the date of this Agreement according to the terms of the Corporation's registered pension plans and executive superannuation undertakings, or according to similar provisions of any successor plan, of which the Executive is a member at

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                           the date of termination of the Executive's employment
                           (collectively hereinafter called the "Plans"). The Executive's total pension entitlement shall be determined on the basis that the Executive had two
                           (2) additional years of credited service and age under the Plans in which he is participating at his date of termination of employment over and above his actual age or years of credited service. In addition, such additional years of credited service shall be included for the purpose of determining final or best average earnings assuming that the Executive's monthly base salary at the date of termination of employment would have continued unchanged during the period of additional credited service. Any portion of the total pension entitlement of the Executive not eligible to be paid under the provisions of the registered pension plans of the Corporation shall be payable as supplementary payments in accordance with the executive superannuation undertakings. If the Executive has not vested in any or all of the Plans on the date of termination of his employment, he shall be or shall be deemed to be vested in any of the Plans in which he is not vested on the date of termination of his employment;

                  (v) all options for the purchase of shares of the Corporation which have been granted by the Corporation to the Executive under the Incentive Stock Option Plan (1990) or such other plan that may have replaced the Incentive Stock Option Plan (1990) or otherwise to the date of termination of the Executive but not yet vested shall immediately vest on the date of termination of the Executive and the Executive shall be entitled to exercise any or all options for the purchase of shares of the Corporation for a period of two (2) years from the date of termination of the Executive whether such options to purchase vested on or before the date of termination of the Executive;

                  (vi) the Corporation and the Executive agree that the provisions of section 2.6(c) are fair and reasonable and that the amounts payable by the Corporation to the Executive pursuant to section 2.6(c) are reasonable estimates of the damages which will be suffered by the Executive in the event of the termination of his employment with the Corporation in any and all of the circumstances set out in section 2.6(b) and shall not be construed as a penalty; and,

                  (vii) all amounts paid by the Corporation to the Executive pursuant to section 2.6(c) shall satisfy and forever discharge all liabilities, claims or

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                           actions that the Executive may or shall have against
                           the Corporation arising from the termination of employment of the Executive whether at common law or under statute or otherwise and such payment shall be made against delivery by the Executive to the Corporation of a release in form and terms reasonably satisfactory to the Corporation and the Executive.


2.7      DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

         Unless otherwise agreed between the parties hereto, the Corporation shall purchase and maintain, or cause to be purchased and maintained, while the Executive remains an officer of the Corporation and for a period of 10 years thereafter, directors' and officers' errors and omissions insurance for the benefit of the Executive on terms no less favourable in terms of coverage, and amounts, to the extent available on reasonable commercial terms, than such insurance maintained in effect by the Corporation on the date thereof.

3.       COMPENSATION

         The Executive shall be entitled to receive compensation set by the Compensation Committee of the Board. The Executive shall also be entitled to receive the benefits listed in Schedule "A", as amended from time to time, in accordance with the Corporation's policies on benefits.

4.       INTEGRATION

         Except for the Executive's rights to continued participation in the Corporation's employee benefit plans, including, without limitation, the Corporation's or its affiliates' stock option plans and savings plans and conditions of employment generally available to other employees of the Corporation or its affiliates, this Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understanding, commitments and practices between the parties, including all prior employment agreements, whether or not fully performed by the Executive before the date of this Agreement. No amendments to this Agreement may be made except in writing signed by both parties.

5.       CONFIDENTIAL INFORMATION AND NON-COMPETITION CLAUSES

(a) In the event of termination of employment of the Executive, the Executive agrees to keep confidential all information of a confidential or proprietary nature concerning the Corporation, its subsidiaries and affiliates and their respective operations, assets, finances, business and affairs and further agrees not to use such information for personal


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         advantage or the advantage of an employer, provided that nothing herein shall prevent disclosure of information which is publicly available or which is required to be disclosed under appropriate statutes, rules of law or legal process. In the event of termination of employment of the Executive, the Executive shall return to the Corporation all documents, computer disks and other media which contains information which is proprietary to the Corporation.

(b) In the event of Termination, the Executive agrees that, without the prior written consent of the Board of Directors of the Corporation, for a period of 18 months following Termination, neither Executive nor any of Executive's agents, employees, affiliates or other representatives (including any person or entity directly or indirectly, through one or more intermediaries, directing the Executive or controlled by the Executive or affiliated with the Executive) (collectively referred to as the "Representatives"), will, nor will they encourage any person to
         (i) purchase, offer or agree to purchase, directly or indirectly, any securities or material assets of the Corporation, (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities and Exchange Commission) with respect to the Corporation's Ordinary Shares; (iii) directly or indirectly make any public announcement with respect to any transaction involving the Corporation or its securities or assets of any subsidiary thereof; (iv) form, join or in any way participate in a "group" within the meaning of
         Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of The Corporation; (vi) assist, advise or encourage any other person in doing any of the foregoing.

(c) In addition, Executive agrees that for a period of 18 months following Termination, the Executive and its Representatives shall not hire any employee or former employee of The Corporation provided however that the foregoing provision will not prevent the Executive or its Representatives from hiring any such employee or former employee who contacts the Executive on his or her own initiative or is discovered through a general solicitation for employment.

6.       SEVERABILITY

         The invalidity and unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

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7.       BENEFIT OF AGREEMENT

         This Agreement shall enure to and be binding upon the Corporation and its successors and the Executive and his legal representatives but otherwise it is not assignable. It shall be a condition of any transfer by the Corporation of the Executive to any affiliate or associate of the Corporation that, on request of the Executive, such affiliate or associate agree to observe all the covenants of and be bound by all obligations imposed on the Corporation under this Agreement. The failure to do so shall be deemed to constitute a constructive dismissal of the Executive for the purposes of section 2.6.

8.       CHOICE OF LAW

         This Agreement shall be governed and interpreted in accordance with the laws of the Province of Alberta, which Province shall be the sole and proper forum with respect to any suit brought with respect to this Agreement.

9.       COPY OF AGREEMENT

         The Executive hereby acknowledges having received a copy of this Agreement duly signed by the Corporation.

         IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement.

                                             GULF CANADA RESOURCES LIMITED

                                             \s\  Craig Glick
                                             -----------------------------------

                                             \s\  Richard Auchinleck
                                             -----------------------------------

\s\  Joanne Alexander                        \s\  Henry Sykes
----------------------------------           -----------------------------------
Witness                                      Henry W. Sykes



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                                  SCHEDULE "A"

                                CANADIAN BENEFITS

GROUP LIFE INSURANCE:

Life Insurance Plan (for all employees hired on or after May 1, 1989):

Basic coverage equal to two times annual salary - 100% Corporation paid.

Additional voluntary insurance and dependent coverage also available.

BUSINESS ACCIDENT INSURANCE:

The Corporation pays the premium for accident insurance while on Corporation business or travel. The amount of the insurance is three times annual salary to a maximum benefit of $200,000.00.

LONG TERM DISABILITY:

The plan provides coverage to two-thirds of salary to a maximum of $6,000.00 per month. Premiums cost shared - Corporation pays 2/3 and employee pays 1/3.

SUPPLEMENTARY HEALTH BENEFIT:

The Plan provides 100% semi-private hospital and out-patient expenses. After an annual $25.00 deductible per family, the plan pays 85% of eligible expenses, including drugs. 50% cost sharing arrangement between Corporation and employee.

VISION CARE:

The plan covers 85% of cost for glasses and/or contact lenses to maximum of $175.00 per person every two calendar years. 100% Corporation paid.

DENTAL PLAN:

The plans pays 80% of routine dental care and 50% of major dental care, to a maximum of $1,000.00 per year per person. 100% Corporation paid.


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PROVINCIAL HEALTH CARE:

The Corporation shares the cost of health care premiums in Alberta.

PERQUISITE ALLOWANCE:

Senior Managers of the Corporation are eligible for a $12,000.00 annual perquisite allowance.

LUNCHEON CLUBS:

All employees have the privilege of joining a luncheon club. Luncheon club memberships are taken in the Corporation's name so that they may be reassigned to other individuals in the event the incumbent retires or leaves the Corporation.

HEATED PARKING:

One underground parking stall shall be provided.

SAVINGS ALLOWANCE:

The Corporation provides all employees with a savings allowance equal to 4.5% of their annual salary.

OUTPLACEMENT:

Outplacement services in accordance with the Corporation's policies and practices.